UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2004

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

130 Waverly Street Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)

(617) 444-6100
Registrant’s telephone number, including area code:

Item 5.   Other Events and Regulation FD Disclosure.

On February 13, 2004, Vertex Pharmaceuticals Incorporated completed the exchange of approximately $153 million in aggregate principal amount of its 5% Convertible Subordinated Notes due 2007 for approximately $153 million in aggregate principal amount of newly issued 5.75% Convertible Senior Subordinated Notes due 2011 (the “Exchange”).

In connection with the Exchange, copies of the Indenture, the Dealer Manager Agreement and the Resale Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.   Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description

4.1	Indenture, dated as of February 13, 2004, between Vertex Pharmaceuticals Incorporated and US Bank National Association, as Trustee.

10.1	Dealer Manager Agreement, dated February 10, 2004, between the Company and the Dealer Manager.

10.2	Resale Registration Rights Agreement, dated as of February 13, 2004, among the Company and UBS Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED (Registrant)

Date: February 20, 2004	/s/ Ian Smith
Ian F. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is furnished as part of this current report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of February 13, 2004, between Vertex Pharmaceuticals Incorporated and US Bank National Association, as Trustee.

10.1	Dealer Manager Agreement, dated February 10, 2004, between the Company and the Dealer Manager.

10.2	Resale Registration Rights Agreement, dated as of February 13, 2004, among the Company and UBS Securities LLC.